UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

ETRIALS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50531	20-0308891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina (Address of principal executive offices)	27560 (Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2007, in connection with a change of the chief operating officer of our subsidiary etrials, Inc., etrials, Inc. entered into the agreement described in Item 5.02 hereof, which is incorporated herein by reference.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007 Peter Benton became the Interim Chief Operating Officer of our subsidiary, etrials, Inc. At the same time, Robert Sammis, the former Chief Operating Officer became Vice President - Account Service Management.

Mr. Benton is the President of Pharmaceutical R & D Strategies, LLC, (DBA Wharton Venture Partners) an advisory company to early stage therapeutic, medical device, software and service companies with which etrials, Inc. is contracting for Mr. Benton’s services. Mr. Benton is a Founder of Flexible Medical Systems since December 2005 and serves as Chairman of the Board for Flexible Medical Systems. Flexible Medical Systems is an early stage medical device and diagnostics company. Mr. Benton has also been a principle in iLifeScience since May 2007. iLifeScience is a consulting company providing services to the Life Science industry. From Sept 2005 to October 2006 Mr. Benton was Founder, Managing Director and Chief Financial Officer of Sceata Technology Group, LLC and Sceata Capital Partners, LLC (collectively “Sceata”), a business development company and funding source that focused on emerging growth companies. From August 2001 until March 2004 he was with Johnson & Johnson Pharmaceutical Research & Development, LLC, where he held positions that included Vice President, Central Planning and New Product Development Leader.

Mr. Sammis’ compensation by etrials, Inc. remains unchanged as a result of his change in position.

On July 19, 2007 etrials, Inc. signed an Advisory Agreement with Pharmaceutical R & D Strategies, LLC (“PRDS”) for Mr. Benton’s services as Interim Chief Operating Officer. Under the Advisory Agreement, etrials, Inc. is to pay PRDS $2,045 per day and it is contemplated that Mr. Benton will provide five man days of services per week. The Agreement is for an initial term of three months and will automatically renew for one successive three month period unless at least 15 days notice of non-renewal is provided by either party. Mr. Benton’s duties will be such that he is treated as an executive officer, including for indemnification purposes under our Bylaws, although he is not an employee.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated July 23, 2007 announcing appointment of Interim Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2007	etrials Worldwide, Inc.

By: /s/ James W. Clark, Jr.
Name: James W. Clark, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 23, 2007 announcing appointment of Interim Chief Operating Officer.